UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2011

LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio		44052-1769
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

LNB Bancorp, Inc. (the “Company”) is filing this amendment (“Amendment”) to its Current Report on Form 8-K filed May 6, 2011 (the “Original Form 8-K”). The Company filed the Original Form 8-K to report, among other things, the results of the matters submitted to a vote at the Company’s 2011 Annual Meeting of Shareholders held on May 3, 2011. The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of holding non-binding, advisory votes on executive compensation. The Company is not making any other changes to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, the Company’s inspector of elections reported the vote of the Company’s shareholders on a non-binding advisory vote on the frequency of the Company’s executive compensation advisory votes, as follows:

1 Year	2 Years	3 Years	Abstain

1,994,384	169,918	378,149	948,001

The Board of Directors of the Company has determined that it will include a non-binding advisory vote on executive compensation in the Company’s proxy materials on an annual basis until the Company conducts its next advisory vote on the frequency of holding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC.

(Registrant)

Date: August 25, 2011	By:	/s/ Gary J. Elek
Gary J. Elek
Chief Financial Officer